SLM Student Loan Trust 2003-8
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 06/01/04-08/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$1,657,254,539.60	$(157,686,526.46)	$1,499,568,013.14
	ii	Interest to be Capitalized	25,099,027.72		23,418,452.59

	iii	Total Pool	$1,682,353,567.32		$1,522,986,465.73

	iv	Specified Reserve Account Balance	4,205,883.92		3,807,466.16

	v	Total Adjusted Pool	$1,686,559,451.24		$1,526,793,931.89

B	i	Weighted Average Coupon (WAC)	3.232%		3.195%
	ii	Weighted Average Remaining Term	123.92		122.98
	iii	Number of Loans	435,131		403,494
	iv	Number of Borrowers	252,041		236,140
	v	Aggregate Outstanding Principal Balance - T-Bill	$280,201,535.73		$239,601,570.27
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,402,152,031.59		$1,283,384,895.46

						% of		% of
	Notes			Spread	Balance 06/15/04	O/S Securities	Balance 09/15/04	O/S Securities
C	i	A-1 Notes	78442GHL3	0.010%	$33,086,451.24	1.962%		0.000%
	ii	A-2 Notes	78442GHM1	0.040%	528,000,000.00	31.306%	401,320,931.89	26.285%
	iii	A-3 Notes	78442GHN9	0.110%	365,000,000.00	21.642%	365,000,000.00	23.906%
	iv	A-4 Notes	78442GHP4	0.200%	699,708,000.00	41.487%	699,708,000.00	45.829%
	vi	B Notes	78442GHQ2	0.560%	60,765,000.00	3.603%	60,765,000.00	3.980%

	vii	Total Notes			$1,686,559,451.24	100.000%	$1,526,793,931.89	100.000%

	Reserve Account		6/15/2004	9/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$4,205,883.92	$3,807,466.16
	iv	Reserve Account Floor Balance ($)	$2,005,422.00	$2,005,422.00
	v	Current Reserve Acct Balance ($)	$4,205,883.92	$3,807,466.16

II. 2003-8 Transactions from: 5/31/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$154,306,618.90
	ii	Principal Collections from Guarantor	8,817,680.69
	iii	Principal Reimbursements	86,606.67
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$163,210,906.26

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$150,605.30
	ii	Capitalized Interest	(5,674,985.10)

	iii	Total Non-Cash Principal Activity	$(5,524,379.80)

C	Total Student Loan Principal Activity		$157,686,526.46

D	Student Loan Interest Activity
	i	Regular Interest Collections	$4,906,607.59
	ii	Interest Claims Received from Guarantors	265,601.99
	iii	Collection Fees/Returned Items	47,027.64
	iv	Late Fee Reimbursements	222,881.11
	v	Interest Reimbursements	166,702.09
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	572,452.74
	viii	Subsidy Payments	3,695,185.29

	ix	Total Interest Collections	$9,876,458.45

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$616.23
	ii	Capitalized Interest	5,674,985.10

	iii	Total Non-Cash Interest Adjustments	$5,675,601.33

F	Total Student Loan Interest Activity		$15,552,059.78

G.	Non-Reimbursable Losses During Collection Period		$143,494.82

H.	Cumulative Non-Reimbursable Losses to Date		$258,947.46

III. 2003-8 Collection Account Activity 5/31/2004 through 8/31/2004

A	Principal Collections
	i	Principal Payments Received	$23,018,463.02
	ii	Consolidation Principal Payments	140,105,836.57
	iii	Reimbursements by Seller	3,838.25
	iv	Borrower Benefits Reimbursements	46,891.20
	v	Reimbursements by Servicer	114.97
	vi	Re-purchased Principal	35,762.25

	vii	Total Principal Collections	$163,210,906.26

B	Interest Collections
	i	Interest Payments Received	$7,900,017.81
	ii	Consolidation Interest Payments	1,539,829.80
	iii	Reimbursements by Seller	402.97
	iv	Borrower Benefits Reimbursements	157,330.43
	v	Reimbursements by Servicer	6,084.48
	vi	Re-purchased Interest	2,884.21
	vii	Collection Fees/Return Items	47,027.64
	viii	Late Fees	222,881.11

	ix	Total Interest Collections	$9,876,458.45

C	Other Reimbursements		$48,628.75

D	Reserves in Excess of the Requirement		$398,417.76

E	Interest Rate Cap Proceeds		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$285,774.73

H	Funds borrowed from previous distribution		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$173,820,185.95
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,479,641.81)
J	NET AVAILABLE FUNDS		$171,340,544.13

K	Servicing Fees Due for Current Period		$1,149,320.26

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$1,169,320.26

IV. 2003-8	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004
INTERIM:
In School
Current	2.820%	2.771%	147,485	127,424	33.894%	31.580%	$601,222,750.40	$500,607,114.01	36.278%	33.383%

Grace
Current	2.820%	2.770%	57,790	48,742	13.281%	12.080%	$245,474,583.03	$228,794,285.33	14.812%	15.257%
TOTAL INTERIM	2.820%	2.771%	205,275	176,166	47.175%	43.660%	$846,697,333.43	$729,401,399.34	51.090%	48.641%
REPAYMENT
Active
Current	3.860%	3.783%	105,933	104,249	24.345%	25.837%	$375,824,989.31	$351,783,405.60	22.678%	23.459%
31-60 Days Delinquent	3.732%	3.606%	10,948	14,514	2.516%	3.597%	$34,511,601.83	$46,769,502.88	2.082%	3.119%
61-90 Days Delinquent	3.717%	3.708%	8,024	7,250	1.844%	1.797%	$25,732,393.54	$22,060,790.13	1.553%	1.471%
91-120 Days Delinquent	3.703%	3.845%	5,377	4,793	1.236%	1.188%	$16,244,007.71	$14,709,854.95	0.980%	0.981%
> 120 Days Delinquent	3.682%	3.643%	16,206	17,136	3.724%	4.247%	$47,708,413.55	$49,595,509.32	2.879%	3.307%

Deferment
Current	3.075%	3.006%	40,317	40,109	9.265%	9.940%	$149,839,703.52	$141,238,311.65	9.041%	9.419%

Forbearance
Current	3.705%	3.651%	41,541	37,905	9.547%	9.394%	$156,478,318.54	$140,552,162.29	9.442%	9.373%

TOTAL REPAYMENT	3.661%	3.595%	228,346	225,956	52.478%	56.000%	$806,339,428.00	$766,709,536.82	48.655%	51.129%
Claims in Process (1)	3.957%	3.892%	1,508	1,371	0.347%	0.340%	$4,212,686.50	$3,456,378.16	0.254%	0.230%
Aged Claims Rejected (2)	4.187%	3.370%	2	1	0.000%	0.000%	$5,091.67	$698.82	0.000%	0.000%
GRAND TOTAL	3.232%	3.195%	435,131	403,494	100.000%	100.000%	$1,657,254,539.60	$1,499,568,013.14	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2003-8 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.136%	231,810	$738,410,148.82	49.242%
- GSL - Unsubsidized	3.045%	152,270	$638,722,048.34	42.594%
- PLUS Loans	4.224%	17,425	$115,390,893.18	7.695%
- SLS Loans	5.419%	1,989	$7,044,922.80	0.470%

- Total	3.195%	403,494	$1,499,568,013.14	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.164%	318,380	$1,294,335,937.81	86.314%
-Two Year	3.334%	63,629	$150,207,054.23	10.017%
-Technical	3.531%	21,451	$54,909,243.62	3.662%
-Other	4.409%	34	$115,777.48	0.008%

- Total	3.195%	403,494	$1,499,568,013.14	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-8 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$9,364,785.86
B	Interest Subsidy Payments Accrued During Collection Period		3,357,249.20
C	SAP Payments Accrued During Collection Period		1,813,849.84
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		285,774.73
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Net Expected Interest Collections		$14,821,659.63

H	Interest Rate Cap Payments Due to the Trust		Cap
	i	Cap Notional Amount	CAP TERMINATED
	ii	Libor (Interpolated first period)	1.52000%
	iii	Cap %	5.00000%
	iv	Excess Over Cap ( ii-iii)	0.00000%
	v	Cap Payments Due to the Trust	$0.00

VII. 2003-8 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.003910000	6/15/04—9/15/04	1.53000%
B	Class A-2 Interest Rate	0.003986667	6/15/04—9/15/04	1.56000%
C	Class A-3 Interest Rate	0.004165556	6/15/04—9/15/04	1.63000%
D	Class A-4 Interest Rate	0.004395556	6/15/04—9/15/04	1.72000%
E	Class B Interest Rate	0.005315556	6/15/04—9/15/04	2.08000%

VIII. 2003-8 Inputs From Previous Quarter 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,657,254,539.60
	ii	Interest To Be Capitalized	25,099,027.72

	iii	Total Pool	$1,682,353,567.32
	iv	Specified Reserve Account Balance	4,205,883.92

	v	Total Adjusted Pool	$1,686,559,451.24

B	Total Note and Certificate Factor		0.83267436853
C	Total Note Balance		$1,686,559,451.24

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0889420732	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$33,086,451.24	$528,000,000.00	$365,000,000.00	$699,708,000.00	$60,765,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,205,883.92
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-8 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-I )		$171,340,544.13	$171,340,544.13

B	Primary Servicing Fees-Current Month		$1,149,320.26	$170,191,223.87

C	Administration Fee		$20,000.00	$170,171,223.87

D	Noteholder’s Interest Distribution Amount

	i	Class A-1	$129,368.02	$170,041,855.85
	ii	Class A-2	$2,104,960.00	$167,936,895.85
	iii	Class A-3	$1,520,427.78	$166,416,468.07
	iv	Class A-4	$3,075,605.39	$163,340,862.68
	vi	Class B	$322,999.73	$163,017,862.95

	vii	Total Noteholder’s Interest Distribution	$7,153,360.92

E	Noteholder’s Principal Distribution Amount Paid

	i	Class A-1	$33,086,451.24	$129,931,411.71
	ii	Class A-2	$126,679,068.11	$3,252,343.60
	iii	Class A-3	$0.00	$3,252,343.60
	iv	Class A-4	$0.00	$3,252,343.60
	vi	Class B	$0.00	$3,252,343.60

	vii	Total Noteholder’s Principal Distribution	$159,765,519.35

F	Increase to the Specified Reserve Account Balance		$0.00	$3,252,343.60

H	Carryover Servicing Fees		$0.00	$3,252,343.60

I	Excess to Certificate Holder		$3,252,343.60	$0.00

X. 2003-8 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3		Class A-4		Class B
	i ii	Quarterly Interest Due Quarterly Interest Paid		$129,368.02 129,368.02	$2,104,960.00 2,104,960.00	$ $	1,520,427.78 1,520,427.78	$ $	3,075,605.39 3,075,605.39	$322,999.73 322,999.73

	iii	Interest Shortfall		$0.00	$0.00		$0.00		$0.00	$0.00

	vii viii	Quarterly Principal Due Quarterly Principal Paid		$33,086,451.24 33,086,451.24	$126,679,068.11 126,679,068.11		$0.00 0.00		$0.00 0.00	$0.00 0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00		$0.00		$0.00	$0.00

	x	Total Distribution Amount		$33,215,819.26	$128,784,028.11		$1,520,427.78		$3,075,605.39	$322,999.73

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 8/31/04		$1,686,559,451.24
	ii	Adjusted Pool Balance 8/31/04		1,526,793,931.89

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$159,765,519.35

	iv	Adjusted Pool Balance 5/31/04		$1,686,559,451.24
	v	Adjusted Pool Balance 8/31/04		1,526,793,931.89

	vi	Current Principal Due (iv-v)		$159,765,519.35
	vii	Principal Shortfall from Prior Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$159,765,519.35

	ix	Principal Distribution Amount Paid		$159,765,519.35

	x	Principal Shortfall (viii-ix)		$(0.00)

C		Total Principal Distribution		$159,765,519.35
D		Total Interest Distribution		7,153,360.92

E		Total Cash Distributions		$166,918,880.27

F	Note Balances			6/15/2004	9/15/2004
	i	A-1 Note Balance	78442GHL3	$33,086,451.24	$—
		A-1 Note Pool Factor		0.0889420732	0.0000000000

	ii	A-2 Note Balance	78442GHM1	$528,000,000.00	$401,320,931.89
		A-2 Note Pool Factor		1.0000000000	0.7600775225

	iii	A-3 Note Balance	78442GHN9	$365,000,000.00	$365,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GHP4	$699,708,000.00	$699,708,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	vi	B Note Balance	78442GHQ2	$60,765,000.00	$60,765,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$4,205,883.92
	ii	Deposits to correct Shortfall		$—
	iv	Total Reserve Account Balance Available		$4,205,883.92
	v	Required Reserve Account Balance		$3,807,466.16

	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve — Release to Waterfall		$398,417.76
	viii	Ending Reserve Account Balance		$3,807,466.16

XI. 2003-8 Historical Pool Information

			06/01/04-08/31/04	03/01/04-05/31/04	12/01/04-2/29/04	09/01/03-11/30/03	07/07/03-08/31/03
Beginning Student Loan Portfolio Balance			$1,657,254,539.60	$1,714,712,275.98	$1,806,311,255.28	$1,886,517,586.91	$1,985,167,151.88

	Student Loan Principal Activity
	i	Regular Principal Collections	$154,306,618.90	$54,832,495.39	$92,797,396.70	$83,389,968.69	$53,778,933.23
	ii	Principal Collections from Guarantor	8,817,680.69	5,399,731.06	3,018,357.70	1,128,309.21	149,917.63
	iii	Principal Reimbursements	86,606.67	246,419.16	141,069.12	1,424,365.78	45,499,752.46
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$163,210,906.26	$60,478,645.61	$95,956,823.52	$85,942,643.68	$99,428,603.32
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$150,605.30	$86,067.17	$78,983.76	196,483.94	247,885.08
	ii	Capitalized Interest	(5,674,985.10)	(3,106,976.40)	(4,436,827.98)	(5,932,795.99)	(1,026,923.43)

	iii	Total Non-Cash Principal Activity	$(5,524,379.80)	$(3,020,909.23)	$(4,357,844.22)	$(5,736,312.05)	$(779,038.35)
(-)	Total Student Loan Principal Activity		$157,686,526.46	$57,457,736.38	$91,598,979.30	$80,206,331.63	$98,649,564.97

	Student Loan Interest Activity
	i	Regular Interest Collections	$4,906,607.59	$3,830,897.23	$60,497.48	$10,989.08	$947.76
	ii	Interest Claims Received from Guarantors	265,601.99	167,603.84	27,697.11	15,709.05	7,487.73
	iii	Collection Fees/Returned Items	47,027.64	32,865.71	179,811.50	151,591.39	98,027.87
	iv	Late Fee Reimbursements	222,881.11	175,527.74	8,359.69	29,027.21	240,342.35
	v	Interest Reimbursements	166,702.09	185,015.10	—	—	—
	vi	Other System Adjustments	—	—	107,368.91	81,071.20	—
	vii	Special Allowance Payments	572,452.74	67,666.97	4,379,944.20	4,401,083.36	—
	viii	Subsidy Payments	3,695,185.29	3,984,339.43	9,065,911.63	9,512,053.26	3,853,202.80

	ix	Total Interest Collections	$9,876,458.45	$8,443,916.02	$13,829,590.52	$14,201,524.55	$4,200,008.51
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$616.23	$(519.05)	$4,436,827.98	$5,932,795.99	$1,026,923.43
	ii	Capitalized Interest	5,674,985.10	3,106,976.40	4,425,310.73	5,792,692.39	865,743.16

	iii	Total Non-Cash Interest Adjustments	$5,675,601.33	$3,106,457.35	$8,862,138.71	$11,725,488.38	$1,892,666.59

	Total Student Loan Interest Activity		$15,552,059.78	$11,550,373.37	$22,691,729.23	$25,927,012.93	$6,092,675.10
(=)	Ending Student Loan Portfolio Balance		$1,499,568,013.14	$1,657,254,539.60	$1,714,712,275.98	$1,806,311,255.28	$1,886,517,586.91
(+)	Interest to be Capitalized		$23,418,452.59	$25,099,027.72	$22,807,688.14	$21,902,614.37	$22,463,867.43

(=)	TOTAL POOL		$1,522,986,465.73	$1,682,353,567.32	$1,737,519,964.12	$1,828,213,869.65	$1,908,981,454.34

(+)	Reserve Account Balance		$3,807,466.16	$4,205,883.92	$4,343,799.91	$4,570,534.67	$4,772,453.64

(=)	Total Adjusted Pool		$1,526,793,931.89	$1,686,559,451.24	$1,741,863,764.03	$1,832,784,404.32	$1,913,753,907.98

XII. 2003-8 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-03	$1,908,981,454	24.83%

Dec-03	$1,828,213,870	18.78%

Mar-04	$1,737,519,964	17.83%

Jun-04	$1,682,353,567	15.54%

Sep-04	$1,522,986,466	18.89%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.